Exhibit 99.1

SCWorx Acquisition Closed

Initial Listing on Nasdaq Approved

Begins trading under symbol WORX

NEW YORK--(BUSINESS WIRE) – February 4, 2019-- SCWorx, Corp. (f/k/a Alliance MMA, Inc.) (Nasdaq: WORX) announced the Company successfully completed the acquisition of SCWorx Corp. on February 1, 2019. Additionally, the Company completed its initial listing on the Nasdaq and begins trading under the symbol WORX on February 4, 2019. As a result, the Company has over $5.0 million of cash to fund its growth strategy.

“SCWorx started as a small team of hard-working individuals focused on providing the best SaaS based advanced solution to help manage health care provider’s complex supply information. With the recent healthcare reform, hospitals are relying on larger technology applications such as enterprise resource planning (“ERP”) solutions which provide the necessary operational components to manage the extremely complex and intricately woven business of healthcare. These large and sophisticated systems require a constant flow of rigid, structured data to function in an optimized fashion. For a variety of reasons not the least being that the majority of healthcare data is manually created, the data currently populating these large and connected systems is inconsistent and variable. Our SaaS based suite of content delivery systems contains the necessary artificial intelligence (“AI”) to rapidly repair and expand the data, providing highly granular, synchronized real-time data seamlessly integrated via automation back into all the major foundational system applications used by healthcare providers”, said Marc Schessel CEO. Schessel added, “With the completion of the acquisition and listing on the Nasdaq, we now have the capital to grow our business and develop additional features and functionality our customers are requesting from us. Being a Nasdaq listed public company strengthens our stature with current and potential customers”.

About SCWorx-

SCWorx offers an advanced software solution for the management of health care providers’ foundational business applications. Together these software systems have been credited with the healthcare providers’ customers tending to realize reduced medical expenses, while healthcare providers have tended to experience expanded revenues and more successful and safer clinical outcomes. The SCWorx software solution ultimately transforms many aspects of the healthcare providers’ business through its delivery of highly accurate, real-time information that offers the executives of these healthcare providers the ability to optimize many areas of their day-to-day operations, negotiate better contracts with their vendors and payors and make better decisions with respect to strategic purchases.

Forward-looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward- looking statements. Examples of such statements include but are not limited to SCWorx may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations and the availability of sufficient resources of the combined company to meet its business objectives and operational requirements.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Source: SCWorx, Corp.

SCWorx Corp.

John Price, CFO

jprice@scworx.com